SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INKTOMI CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

Information Concerning Participants

     Inktomi Corporation (“Inktomi”) and its directors and executive officers named below may be deemed to be participants in the solicitation of proxies of Inktomi stockholders in connection with the proposed acquisition of Inktomi by Yahoo! Inc., announced in a press release issued on December 23, 2002. Such individuals may have interests in the merger, including as a result of holding options or shares of Inktomi common stock. The current directors of Inktomi include: David C. Peterschmidt, Dr. Eric A. Brewer, Allen J. Gula, Jr., Greg Myers and Roger Noall. The current executive officers of Inktomi include: David C. Peterschmidt, Chairman of the Board, President and Chief Executive Officer, Dr. Eric A. Brewer, Chief Scientist, Randy S. Gottfried, Senior Vice President and Chief Financial Officer, Timothy J. Stevens, Senior Vice President of Business Affairs, and Vishal Makhijani, Vice President and General Manager of Web Search.

     The following table sets forth certain information regarding the beneficial ownership of Inktomi common stock as of January 1, 2003 of each current director and executive officer of Inktomi and all current directors and executive officers of Inktomi as a group.

	AMOUNT AND
	NATURE OF
	BENEFICIAL	PERCENT OF
NAME AND ADDRESS	OWNERSHIP(1)	COMMON STOCK

David C. Peterschmidt(2)	5,338,237	3.18%
Eric A. Brewer(3)	4,575,276	2.80%
Allen J. Gula, Jr.(4)	200,000	*
Greg Myers(5)	200,000	*
Roger Noall(6)	100,000	*
Randy S. Gottfried(7)	503,053	*
Vishal Makhijani(8)	607,194	*
Timothy J. Stevens(9)	910,000	*
All directors and executive officers as a group (8 Persons)	12,433,760	7.26%

*	Less than one percent of the outstanding common stock as of January 1, 2003.

(1)	This table is based on information supplied by executive officers and directors of Inktomi. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after January 1, 2003 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Percentage of beneficial ownership is based on 162,890,548 shares of Inktomi common stock outstanding as of January 1, 2003. Unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Includes 215,178 shares held by David C. Peterschmidt and Roxanne N. Peterschmidt, Trustees of the Peterschmidt Family Trust U/D/T Dtd 12/30/91, and 22,259 shares held by Mr. Peterschmidt. Also includes options held by Mr. Peterschmidt to purchase 5,100,800 shares of common stock. The options are fully exercisable although as of January 1, 2003, 2,090,325 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Peterschmidt ceases to be an employee of Inktomi.

(3)	Includes 3,156,931 shares held by Dr. Eric A. Brewer and 693,345 shares held by the Eric A. Brewer Living Trust, Dr. Eric A. Brewer, Trustee. Also includes options held by Dr. Brewer to purchase 725,000 shares of common stock. The options are fully exercisable, although as of January 1, 2003, 439,333 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Dr. Brewer ceases to be an employee of Inktomi.

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(4)	Includes options held by Allen J. Gula, Jr. to purchase 200,000 shares of common stock. The options are fully exercisable, although as of January 1, 2003, 178,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Gula ceases to be a director of Inktomi.

(5)	Includes options held by Greg Myers to purchase 200,000 shares of common stock. The options are fully exercisable, although as of January 1, 2003, 176,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Myers ceases to be a director of Inktomi.

(6)	Includes options held by Roger Noall to purchase 100,000 shares of common stock. The options are fully exercisable, although as of January 1, 2003, 100,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Noall ceases to be a director of Inktomi.

(7)	Includes 3,053 shares held by Randy S. Gottfried. Also includes options held by Mr. Gottfried to purchase 500,000 shares of common stock. The options are fully exercisable, although as of January 1, 2003, 500,000 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Gottfried ceases to be an employee of Inktomi.

(8)	Includes 10,495 shares held by Vishal Makhijani. Also includes options held by Mr. Makhijani to purchase 596,699 shares of common stock. The options are fully exercisable, although as of January 1, 2003, 379,029 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Makhijani ceases to be an employee of Inktomi.

(9)	Includes options held by Timothy J. Stevens to purchase 910,000 shares of common stock. The options are fully exercisable although as of January 1, 2003, 457,914 shares issuable upon exercise of the options were subject to a right of repurchase at cost in the event Mr. Stevens ceases to be an employee of Inktomi.

     In connection with the execution of the merger agreement, each of Mr. David Peterschmidt and Dr. Eric Brewer, has agreed with Yahoo! Inc. to vote all shares of Inktomi common stock beneficially owned by him in favor of the merger.

     Additional information about the directors and executive officers of Inktomi is included in Inktomi’s annual report on Form 10-K for the fiscal year ended September 30, 2002, filed with the SEC on December 30, 2002, and Inkotmi’s definitive proxy statement on Schedule 14A filed with the SEC on February 5, 2002.

     Inktomi will file a proxy statement and other documents regarding the proposed merger. INKTOMI STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Inktomi seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Inktomi with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by Inktomi with the SEC may also be obtained free of cost by directing a request to: Joe Eandi, Vice President and General Counsel, Inktomi Corporation, 4100 E. Third Avenue, Foster City, CA 94404; (650) 653-2800.

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